EXHIBIT 99.1
Company Announcement: Turbodyne Responds to SEC Request


Woodland  Hills,  CA  --  September  23,  1999  -  Turbodyne  Technologies  Inc.
(EASDAQ:TRBD) today announced that the Securities and Exchange Commission is conducting an inquiry into the Company. The SEC indicated that its inquiry should not be construed as an indication by the Commission or its staff that any violations of law have occurred, nor should it be construed as an adverse reflection on the merits of the Company's securities or on any person or entity. The Company has cooperated fully with the SEC and intends to continue to fully cooperate with any additional requests of the SEC.

Turbodyne Systems, the Engine and Pollution Technology Division of Turbodyne, designs, develops, manufactures and markets patented pollution-reduction, fuel economy and performance enhancing products for internal combustion engines in the automotive, transportation, construction, marine, agriculture, mining, military and power generation industries. Turbodyne's Light Metals Division is a manufacturer of machined aluminum castings and leading supplier to the automotive industry.

Offices and/or plants are located in Carpinteria, La Mirada, Encinitas and Woodland Hills, CA; New York; Ensenada and Mexico City, Mexico; Paris France; London, England; and Frankfurt, Germany.


CONTACT:

Corporate Communications - Peter Weichselbraun, 800/566-1130
Investor Relations - Mark White, 800/350-2031
European  Business Development - Markus Kumbrink,  +49-69-975-44-665